EXHIBIT 10.6



                         China Pharmaceutical University





                                       and




                     China Biopharmaceuticals Holdings Inc.








                              ---------------------
                              Cooperation Agreement
                              ---------------------












Date August 26, 2004
                              Cooperation Agreement

This agreement was entered into by the following parties in Nanjing city, Jiangsu province, in August 26th, 2004:

(1) China Pharmaceutical University "Party A" or "University" a university belonging to the Ministry of Education of China. Address: No. 24 Tongjiaxiang; Nanjing City; the People's Republic of China ("PRC" or "China").

(2)  China  Biopharmaceuticals  Holdings Inc. "Party B" a Delaware  Corporation.
     Address: 44 West 24th Street, New York, NY10010, U.S.A.

Whereas

1. According to the Company Law of PRC, Contract Law of PRC and other related current laws and legislations of PRC, Party A and Party B decided to build up joint new drug research and development laboratory (the "Lab").
2. Party B decided to inject 300,000 RMB to Party A's new drug screening center in order to build up the Lab.
3.   Party A becomes a shareholder of Party B.

     Party A and Party B are hereby agree as follows:

1.   Assurances and Promises:

1.1  Each of Party A and Party B announces and assures that:

(1) It has any and all civil rights and behavioral abilities that are essential for the subscription and fulfillment of this agreement; and the subscription and fulfillment of the agreement will not violate any regulation, agreement, contract or other legal documents that have constraining force on it.

(2) It has taken and will take all necessary measures, in order to obtain all agreements, approvals, authorizations and permissions that are necessary for the subscription and fulfillment of this letter of intent.


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

1.2  Party A announces and promises to Party B that:

     The basic information that Party A submitted to and will submit to Party B is true, complete, correct and non-misleading.

2.   Content of Cooperation

2.1  Issuing Shares of Common Stock of Party B to Party A.

2.1.1 Party A agrees to accept 300,000 common stock shares of Party B to become a shareholder of Party B. Party A agrees to assign the president of the University or his designee to be the independent director of Party B.

2.1.2 Party B agrees to issue 300,000 common stock shares to Party A and accept Party A to be a shareholder of Party B. Party B agrees to have Party A assign the president of the University or his designee to be an independent director of Party B.

2.1.3 Party A does not need to pay cash for the 300,000 common shares issued by Party B.

2.2  Content of Joint New Drug Research and Development Laboratory

2.2.1 Party A agrees to accept Party B's investment of 300,000 RMB in Party A's new drug screening center.

2.2.2 Party B agrees to inject 300,000 RMB to Party A's new drug screening center.

2.2.3 Party A promises to Party B that the capital injected by Party B will only be used to purchase necessary equipments and improve the experimentation conditions for the joint Lab.

2.2.4 Party B agrees to provide 100 new chemical compounds annually for the Lab to screen for potential drug candidates.

2.2.5 Party A agrees that Party B has priority to use the new drug candidates. The purchase condition will be discussed and determined case by case by both Parties.


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

2.2.5 Party A agrees that Party B has full authority to access all the new drug patents and new drug technologies that owned by the University, and has priority to purchase selected patents and technologies. The purchase condition will be discussed and determined case by case by both Parties.

3.   Time frame of the agreement

     The effective time frame for his agreement is five (5) years. At the expiration date of this agreement, the agreement will be renewed under the condition that there is no conflict between Party A and Party B for the cooperation. If there are any conflicts between both parties, the conflicts should be resolved through friendly negotiation.

4.   Legal effectiveness of this agreement

     This agreement cannot be terminated by either party unless both Parties agree to terminate this agreement.

5.   Applicable Law and Arbitration

5.1  This agreement is applicable to Chinese Law.

5.2 If there are any conflicts between both parties, the conflicts should be resolved through friendly negotiation within 30 days; Otherwise, it can be referred to the China International Economic Trade Arbitration Committee.

6.   Others

6.1 Both Parties should inform each other any notices related to this agreement through registered mail, fax, e-mail or mail.

6.2  This agreement become effective upon signing.

6.3  This agreement has four copies. Each party should hold two copy.


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

Party A China Pharmaceutical University

Representative: /s/ Huang Wen Long
               ------------------------------
               Huang Wen Long
Title: Head of Technology Department of
China Pharmaceutical University


Party B China Biopharmaceuticals Holdings Inc.

Representative: /s/ Peng Mao
               ------------------------
               Peng Mao
Title: Chief Executive Officer












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